APPENDIX A

TO

THE CUSTODIAN AGREEMENT

BETWEEN

NORTHWESTERN MUTUAL SERIES FUND, INC. ON BEHALF OF EACH OF THE SERIES OF

STOCK (THE “FUNDS”) LISTED ON THE APPENDIX A TO THE CUSTODIAN

AGREEMENT

and

BROWN BROTHERS HARRIMAN & CO.

Dated as of February 24, 2011

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of 3/31/1997 “the Agreement”:

MID CAP GROWTH STOCK PORTFOLIO

ASSET ALLOCATION PORTFOLIO

BALANCED PORTFOLIO

GROWTH STOCK PORTFOLIO

HIGH YIELD BOND PORTFOLIO

INTERNATIONAL GROWTH PORTFOLIO

SELECT BOND PORTFOLIO

INTERNATIONAL EQUITY PORTFOLIO

EQUITY INCOME PORTFOLIO

EMERGING MARKETS EQUITY PORTFOLIO

RESEARCH INTERNATIONAL CORE PORTFOLIO

MULTI-SECTOR BOND PORTFOLIO

SHORT-TERM BOND PORTFOLIO

COMMODITIES RETURN STRATEGY PORTFOLIO (effective April 30, 2011)

IN WITNESS WHEREOF, each of the parties hereto has caused this APPENDIX A to be executed in its name and on behalf of each such Fund/Portfolio.

NORTHWESTERN MUTUAL SERIES FUND, INC.

BY:

NAME:
TITLE:

BROWN BROTHERS HARRIMAN & CO.

BY:

NAME:
TITLE: